UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  December 20, 2002

                            ENERGIZER HOLDINGS, INC.
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             (Exact name of Registrant as specified in its charter)

          MISSOURI               1-15401              No. 43-1863181
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       (State or Other          (Commission            (IRS Employer
       Jurisdiction of          File Number)          Identification
        Incorporation)                                     Number)


        533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO          63141
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     (Address of Principal Executive Offices)                 (Zip Code)

                                 (314) 985-2000
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              (Registrant's telephone number, including area code)

Item  5.  Other  Events  and  Regulation  FD  Disclosure

The  Company  today  issued  the  following  press  release:

             ENERGIZER HOLDINGS, INC. ISSUES FIRST QUARTER GUIDANCE

St. Louis, Missouri, December 20, 2002 - Energizer Holdings, Inc, [NYSE: ENR], today announced that it expects its first quarter earnings per share to be in the $0.93 to $0.96 range versus $.76 per share in last year's first quarter.
The current quarter estimate includes an anticipated non-recurring income of $.04 related to intellectual property rights. The prior year quarter included a $.03 charge related to restructuring activities. World-wide sales are expected to be flat to up 2% from first quarter 2002 sales of $568 million, with North American sales essentially flat.

"Throughout the first nine months of calendar year 2002, the promotional environment in the battery category was very intense, and the intensity has continued in the December quarter," said Pat Mulcahy, Chief Executive Officer.
"However, we have continued to opportunistically manage our trade spending to maximize profitability. Additionally, the December quarter is benefiting from continued cost savings from initiatives implemented in early, 2002 and a lower year-over-year tax rate."

Energizer, headquartered in St. Louis, Missouri, is one of the world's largest manufacturers of primary batteries and flashlights and a global leader in the dynamic business of providing portable power.

Statements in this press release that are not historical, particularly statements regarding anticipated sales and earnings for the first quarter, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only of the date made.

Energizer advises readers that various risks and uncertainties could affect its financial performance and could cause Energizer's actual results for the December quarter to differ materially from those anticipated or projected. Final results for the current quarter have not yet been determined. As a result, actual sales for the quarter may differ from projections depending on later December sales activity. Such sales activity may be impacted by general economic or political conditions, consumer demand, competitive pressure and adverse governmental regulation. Final earnings for the quarter may differ from projections due to changes in sales and adjustments to estimates of product and overhead costs, foreign currency valuation, or currently unforeseen losses or charges. Actual costs for the quarter will not be known with certainty until final accounting review is completed.

Additional risks and uncertainties include those detailed from time to time in Energizer's publicly filed documents, including Energizer's Registration Statement on Form 10, its Annual Report on Form 10-K for the year ended September 30, 2002 and its Current Report on Form 8-K dated April 25, 2000.


SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ENERGIZER  HOLDINGS,  INC.




By:/s/ Daniel J. Sescleifer
Daniel  J.  Sescleifer
Executive  Vice  President  and  Chief  Financial  Officer

Dated:  December  20,  2002